                                AMENDMENT NO.[7]
                                     TO THE
                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                         HARTFORD LIFE INSURANCE COMPANY
                                       AND
                         PUTNAM RETAIL MANAGEMENT, L.P.

THIS AMENDMENT is effective as of the first day of April, 2002 by and between Hartford Life Insurance Company ("Company" or "Insurer"), a Connecticut corporation, and Putnam Retail Management, L.P. (formerly known as "Putnam Mutual Funds Corp.) ("PRM" or the "Distributor"), as parties to the Fund Participation Agreement (the "Agreement").

WHEREAS, Company and the Distributor have previously entered into the Agreement on June 30, 1997, with regard to certain employee benefit, profit-sharing, and retirement plans for which the Company now performs certain administrative and recordkeeping services;

WHEREAS, the Company and the Distributor desire to amend said Agreement in the manner hereinafter set forth; and

NOW THEREFORE, the parties agree as follows:

1.   A WHEREAS clause is added as follows:

     "WHEREAS, the Company or its designated affiliate and the Distributor or its designated affiliate are members of the National Securities Clearing Corporation ("NSCC") or Otherwise are authorized to have access to the NSCC's Fund/SERV system;"

2.   A WHEREAS clause is added as follows:

     "WHEREAS, NSCC offers the Defined Contribution Clearing and Settlement service (the "DCC&S") (which currently utilizes the capabilities of NSCC's Fund/SERV, Mutual Fund Profile System and Networking services) and the Distributor or its designated agent and the Company desire to participate in Fund/SERV with each other by means of the DCC&S;"

3.   The following provisions shall apply and supercede Section 4 of the
     Agreement:

     "4.  a)   Orders derived from, and in amounts equal to, Instructions received by the Company, or its designated agent, prior to the Close of Trading on the New York Stock Exchange on any Business
               Day ("Day 1") shall be transmitted without modification (except for netting or aggregation of such orders) via the National
               Securities Clearing

               Corporation (the "NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system to the Distributor no later than 9:30 A.M. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1 subject to the terms of such Fund's prospectus. The Distributor appoints the Company as its agent for the limited purpose of accepting orders for purchases and redemptions of shares of the Funds from Contract Owners. Business Day shall mean each day the New York Stock Exchange is open for trading.

               b) The Distributor and the Company shall mutually agree in writing on those instances when orders shall be transmitted to the Distributor via facsimile rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to the Distributor via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

               c) On each Business Day for which the Company or its designated agent has transmitted orders for purchases, exchanges or redemptions for a Plan, the Distributor or its designated agent shall send to the Company via the DCC&S Fund/SERV system, verification of such purchases, exchanges or redemptions or notification of the rejection of such orders ("Confirmations"). Such Confirmations shall include the total number of Shares of each Fund held by a Plan following such, purchases, exchanges or redemptions. The Distributor or its designated agent shall submit, in a timely manner, such Confirmations to the DCC&S Fund/SERV system in order for the Company to receive no later than 11:00 A.M. Eastern Time the next Business Day.

               d) In the event there are purchase and redemption orders received by the Distributor within the time Limits set forth above on any Business Day for any Fund, settlement shall occur consistent with the requirements of the DCC&S Fund/SERV system.

               e) For those purchase orders not transmitted via the DCC&S Fund/SERV system, the Company shall initiate payment to the Distributor or its designated agent in federal funds no later than 1:00 P.M. on the Business Day following the day on which the Instructions are treated as having been received by the Distributor pursuant to this Agreement.

               f) For those redemption orders not transmitted via the DCC&S Fund/SERV system, the Distributor or its designated agent shall initiate payment in federal funds no later than 1:00 P.M. on the Business Day following the day on which the Instructions are treated as having been received by the Distributor pursuant to this Agreement.

               g) Purchases and sales of the Fund(s) are subject to the terms of the Funds' prospectuses.

               h) In accordance with procedures established from time to time by agreement of the parties hereto, the Distributor shall use its best efforts to furnish to the Company, for each Fund, by means of dedicated facsimile or electronic data interface (the "System") no later than 7:00 P.M. Eastern Time on each Business Day as appropriate:

                    (a) Net asset value information as of the Close of Trading each Business Day when such information is used for crediting accounts; and

                    (b) Dividend and capital gains distribution information, as it arises, when such information is used for crediting accounts; and

                    (c) Daily accrual for interest rate factor (mil rate) information with respect to Funds which declare dividends daily, when such information is used for crediting accounts.

               i) The Company elects to have dividends and capital gains distributions reinvested in additional shares at the ex-dividend date net asset value. The Company reserves the right to revoke this election and to receive all such dividend income and capital gain distributions in cash. The Funds reserve the right to suspend sales of their shares at any time and from time to time or to refuse any order to purchase their shares. The Distributor or its designated agent will transmit to Dealer, or its agent, via the DCC&S NETWORKING system those Networking activity files reflecting account activity."

The Agreement, as amended, shall remain in full force and effect.

     IN WITNESS THEREOF, the Company and the Distributor have caused this Amendment to be executed by their duly authorized officers.


HARTFORD LIFE INSURANCE COMPANY          PUTNAM RETAIL MANAGEMENT LIMITED
                                         PARTNERSHIP
                                         By its GENERAL PARTNER, PUTNAM
                                         RETAIL MANAGEMENT GP, INC.


BY:    /s/ David Levenson                BY:    /s/ F. Jeff Aaron III
       ------------------------------           ------------------------------
Name:  David Levenson                    Name:  F. Jeff Aaron III
       ------------------------------           ------------------------------
Title: Senior Vice-President             Title: S.V.P
       ------------------------------           ------------------------------
Date:  5-8-02                            Date:  9-2-04
       ------------------------------           ------------------------------

                                AMENDMENT NO. 8
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                     Between
                         HARTFORD LIFE INSURANCE COMPANY
                                       And
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

      THIS AMENDMENT is effective as of the 17th day of December 2004, by and between Hartford Life Insurance Company ("Company" or "Insurer"), a Connecticut corporation, and Putnam Retail Management Limited Partnership ("PRM" or the "Distributor"), as parties to the Fund Participation Agreement (the "Agreement").

      WHEREAS, Company and the Distributor have previously entered into the Agreement on June 30, 1997, with regard to certain employee benefit, profit-sharing, and retirement plans (the "Plans") for which the Company now performs certain administrative and recordkeeping services;

      WHEREAS, the Company and the Distributor desire to amend said Agreement in the manner hereinafter set forth; and

   NOW THEREFORE, the parties agree as follows:

   1. Effective January 1, 2005, the following new subsection is hereby added to the end of the Agreement:

         "14. a) Company shall perform some or all of the following Retirement
                 Program Services ("Services"):

                 -  Participant record keeping
                 -  Participant reporting
                 -  Transaction processing
                 -  Fund/investment selection and monitoring
                 -  Employee enrollment and/or education
                 -  Plan balance rollover or separation services

              b) Consistent with any current legal requirements, including without limitation, the Securities Exchange Act of 1934, the rules thereunder and the applicable rules of any self-regulatory organization, in effect at any time during the term of this Agreement, or as requested by Company's customers, Company agrees to provide written point of sale disclosure to its customers describing the Services provided by it pursuant to this Section, the payments made by PRM pursuant to this Agreement and the payment schedule(s) agreed to by PRM in consideration of such Services.

              c) Company hereby represents and covenants that:

                 i. it will not accept compensation for promoting or selling Putnam Fund shares in the form of commissions on brokerage transactions directed to it by a Putnam Fund;

                 ii. it will not accept compensation for promoting or selling Putnam Fund shares in the form of commissions directed to it by any Putnam Fund from any broker or dealer which has executed portfolio securities transactions for that Putnam Fund; and

                 iii. it has not entered into any agreement with any Putnam
                      Fund or any of PRM's affiliates pursuant to which that Putnam Fund or PRM or any of its affiliates is expected to direct brokerage commissions to it to compensate it for promoting or selling any Putnam Fund's shares."

   2. Schedules A shall be deleted in its entirety and replaced with the attached Schedule A - Funds.

   3. Schedule B shall be deleted in its entirety and replaced with the attached Schedule B - Fees.

   4. Schedule C shall be deleted in its entirety and replaced with the attached Schedule C - Plans.

The Agreement, as amended, shall remain in full force and effect.

      IN WITNESS THEREOF, the Company and the Distributor have caused this Amendment to be executed by their duly authorized officers.

HARTFORD LIFE INSURANCE COMPANY         PUTNAM RETAIL MANAGEMENT LIMITED
                                        PARTNERSHIP

By:    /s/ James Davey                  By:    /s/ Mitchell Fishman
       -------------------------------         ---------------------------------

Name:  James Davey                      Name:  Mitchell Fishman
       -------------------------------         ---------------------------------

Title: Vice President                   Title: Managing Director
       -------------------------------         ---------------------------------

Date:  6-16-05                          Date:  7/5/2005
       -------------------------------         ---------------------------------

                                   SCHEDULE A

                                      FUNDS

                All Open-end Putnam Mutual Funds - Class A Shares
                All Open-end Putnam Mutual Funds - Class R Shares
                All Open-end Putnam Mutual Funds - Class Y Shares

The Putnam Mutual Funds - Class A, R and Y Shares are eligible as an investment option in accordance with the applicable Fund's prospectus and/or Statement of Additional Information.

                                   SCHEDULE B

                                      FEES

PRM shall pay Company a fee with respect to each Fund, paid quarterly in arrears within 30 days after the end of the quarter, equal to the product of (i) the percentage specified below and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held each day) and dividing by the total number of days each year. The fee shall be paid by wire transfer or by check, at Company's election.

Notwithstanding any other provisions of this Agreement, no fee shall be due on any assets on which PRM does not receive a fee pursuant to Rule 12b-1, including without limitation assets invested in the Putnam Money Market.

FUND NAME AND SHARE CLASS                             ANNUAL AMOUNT
---------------------------------------------------  ---------------
All Open-ended Putnam Mutual Funds - Class A Shares             0.25%
All Open-ended Putnam Mutual Funds - Class R Shares             0.50%
All Open-ended Putnam Mutual Funds - Class Y Shares             0.00%

Company represents and warrants that the Plan's broker of record (if any and if not Company) has authorized and approved these payments and further that the Company will not pay to the broker of record the fee that Company receives pursuant to this Agreement.

In consideration of the services provided by Company pursuant to the Agreement, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee of 0.10% (ten basis points) of the average aggregate net asset value of shares of Class A, Class R and Class Y Plan assets invested in Putnam Funds. Effective January 1, 2005, in consideration of the services provided by Company pursuant to the Agreement, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an additional annual fee of 0.05% (five basis points) of the average aggregate net asset value of shares of Class R Plan assets invested in Putnam Funds. The fees shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) the percentages referenced above and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held on the last day of the month) and dividing by the total number of months during such year.

Effective October 1, 2002, in consideration of the services provided by Company pursuant to the Agreement, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, a fee equal to 0.10% (ten basis points) of the average daily aggregate net asset value of Putnam Fund assets above the asset level of $66,352,418 inside the defined contribution Municipal/457 product and above the asset level of $36,964,808 inside the defined contribution 401(k) Corporate Retirement Services product. The preceding sentence supersedes any agreements with respect to such payments on such assets.

                                   SCHEDULE C

                                      PLANS

     All Plans that are invested in one or more of the Funds from time to time.

                                AMENDMENT NO. 9
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                    Between
                        HARTFORD LIFE INSURANCE COMPANY
                                       And
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

      THIS AMENDMENT by and between Hartford Life Insurance Company ("Company" or "Insurer"), a Connecticut corporation, and Putnam Retail Management Limited Partnership ("PRM" or the "Distributor"), as parties to the Fund Participation Agreement (the "Agreement").

      WHEREAS, Company and the Distributor have previously entered into the Agreement on June 30, 1997, with regard to certain employee benefit, profit-sharing, and retirement plans (the "Plans") for which the Company now performs certain administrative and recordkeeping services;

      WHEREAS, Putnam Fiduciary Trust Company ("PFTC") serves as transfer agent, dividend-disbursing agent and shareholder servicing agent, and PRM serves as distributor, for the Funds;

      WHEREAS, in order to effectuate the terms and conditions contained herein, the parties acknowledge the need to add PFTC, as a party hereto; and

      WHEREAS, the Company and PRM desire to amend said Agreement in the manner hereinafter set forth; and

   NOW THEREFORE, pursuant to Section 19 of the Agreement, the parties hereby amend the Agreement as follows:

   1. Schedule A shall be deleted and replaced with the attached new Schedule A.

   2. Schedule B shall be deleted and replaced with the attached new "Schedule B Funds and Fees."

   3. A new Schedule C "Subaccounting Services" is attached hereto.

   4. The parties wish to clarify that references to Section 14 in the EIGHTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT should have been, and hereby are deemed to be, references to Section 20.

   5. The amendments to the Agreement contemplated by this Amendment shall be effective as of October 1, 2006.

The Agreement, as amended, shall remain in full force and effect.

      IN WITNESS THEREOF, the Company, PRM and PFTC have caused this Amendment to be executed by their duly authorized officers.


PUTNAM RETAIL MANAGEMENT                 HARTFORD LIFE INSURANCE
LIMITED PARTNERSHIP                      COMPANY

By:    /s/ Mark Coneeny                  By:    /s/ Jason Frain
       --------------------------------         -------------------------------

Name:  Mark Coneeny                      Name:  Jason Frain
       --------------------------------         -------------------------------

Title: MD                                Title: AVP
       --------------------------------         -------------------------------

Date:  4/10/07                           Date:  1/5/07
       --------------------------------         -------------------------------


PUTNAM FIDUCIARY TRUST
COMPANY

By:    /s/ Peter Ferrelli
       --------------------------------

Name:  Peter Ferrelli
       --------------------------------

Title: MD
       --------------------------------

Date:  4/10/07
       --------------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, Kl, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven

                                   PORTFOLIOS

               All Open-end Putnam Mutual Funds -- Class A Shares
               All Open-end Putnam Mutual Funds -- Class R Shares
               All Open-end Putnam Mutual Funds -- Class Y Shares

                                                                 Revised 6/13/07

                                   SCHEDULE B

                                 FUNDS AND FEES

I.   SERVICE PAYMENTS

     In consideration of services provided by Company with respect to the DEFINED CONTRIBUTION 401(k) CORPORATE RETIREMENT SERVICES PRODUCT and the DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT, PRM shall pay Company a fee with respect to each Fund, paid quarterly in arrears within 30 days after the end of the quarter, equal to the product of (i) the percentage specified below and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held each day) and dividing by the total number of days each year. The fee shall be paid by wire transfer or by check, at Company's election.

     Notwithstanding any other provisions of this Agreement, the foregoing fee shall not be due on any assets on which PRM does not receive a fee pursuant to Rule 12b-l, including without limitation assets invested in the Putnam Money Market Fund.

     FUND NAME AND SHARE CLASS                                 ANNUAL AMOUNT
     -------------------------------------------------------  ----------------
     All Open-ended Putnam Mutual Funds -- Class A Shares                 0.25%*
     All Open-ended Putnam Mutual Funds -- Class R Shares                 0.50%
     All Open-ended Putnam Mutual Funds -- Class Y Shares                 0.00%

II   SUBACCOUNTING SERVICE PAYMENTS

     In consideration of the services provided by Company pursuant to Schedule C of this Agreement with respect to the DEFINED CONTRIBUTION 401(k)
     CORPORATE RETIREMENT SERVICES PRODUCT and the DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT, PFTC shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- Class A, Class R and Class Y shares, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

----------
     * Notwithstanding any other provisions of this Agreement, no fee shall be due on any assets on which PRM is not broker of record.

III. RETIREMENT PROGRAM SERVICE PAYMENTS

     A.   DEFINED CONTRIBUTION 401(k) CORPORATE RETIREMENT SERVICES PRODUCT

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION 401(k) CORPORATE RETIREMENT SERVICES PRODUCT, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- CLASS A AND CLASS R SHARES, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.15% (fifteen basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION 401(k) CORPORATE RETIREMENT SERVICES PRODUCT, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- CLASS Y SHARES, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

     B.   DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- CLASS A AND CLASS R SHARES, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.15% (fifteen basis points) and (ii) the average net asset value of the investments in excess of $66,352,418 held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month, minus $66,352,418, divided by the total number of months during such year.

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- CLASS Y SHARES, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of
     (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

     The Putnam Mutual Funds -- Class A, Class R and Class Y Shares are eligible as an investment option in accordance with the applicable Fund's prospectus and/or Statement of Additional Information.

                                                                     Old Version
                                                                 Updated 6/13/07

                                   SCHEDULE B

                                 FUNDS AND FEES

I.   SERVICE PAYMENTS

     PRM shall pay Company a fee with respect to each Fund, paid quarterly in arrears within 30 days after the end of the quarter, equal to the product of (i) the percentage specified below and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held each day) and dividing by the total number of days each year. The fee shall be paid by wire transfer or by check, at Company's election.

     Notwithstanding any other provisions of this Agreement, the foregoing fee shall not be due on any assets on which PRM does not receive a fee pursuant to Rule 12b-l, including without limitation assets invested in the Putnam Money Market Fund.

     FUND NAME AND SHARE CLASS                                 ANNUAL AMOUNT
     -------------------------------------------------------  ----------------
     All Open-ended Putnam Mutual Funds -- Class A Shares                 0.25%*
     All Open-ended Putnam Mutual Funds -- Class R Shares                 0.50%
     All Open-ended Putnam Mutual Funds -- Class Y Shares                 0.00%

II.  SUBACCOUNTING SERVICE PAYMENTS

     In consideration of the services provided by Company pursuant to Schedule C of this Agreement, PFTC shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- Class A, Class R and Class Y shares, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

----------
     * Notwithstanding any other provisions of this Agreement, no fee shall be due on any assets on which PRM is not broker of record.

III. RETIREMENT PROGRAM SERVICE PAYMENTS

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- Class A, Class R and Class Y shares, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.05% (five basis points) and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month divided by the total number of months during such year.

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION MUNICIPAL/457 PRODUCT, PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- Class A, Class R and Class Y shares, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments in excess of $66,352,418 held in such Fund pursuant to this Agreement. For purposes of (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month, minus $66,352,418, divided by the total number of months during such year. The preceding paragraph supersedes any agreements with respect to such payments on such assets.

     In consideration of the Retirement Program Services provided by Company pursuant to Section 20 of this Agreement, with respect to the DEFINED CONTRIBUTION 401(k) CORPORATE RETIREMENT SERVICES PRODUCT. PRM shall pay to Company, in addition to any other compensation payable to Company or its affiliates, an annual fee with respect to assets invested in the Putnam Mutual Funds -- Class A, Class R and Class Y shares, except for those assets invested in shares of the Putnam Money Market Fund. The fee shall be calculated monthly and paid quarterly in arrears within 60 days after the end of the quarter, equal to the product of (i) 0.10% (ten basis points) and (ii) the average net asset value of the investments in excess of $36,964,808 held in such Fund pursuant to this Agreement. For purposes of
     (ii) above, the average net asset value of investments shall be equal to the product of the net asset value and the total number of shares held as of the last day of each month, minus $36,964,808, divided by the total number of months during such year. The preceding paragraph supersedes any agreements with respect to such payments on such assets.

     The Putnam Mutual Funds -- Class A, Class R and Class Y Shares are eligible as an investment option in accordance with the applicable Fund's prospectus and/or Statement of Additional Information.

                                   SCHEDULE C

                             SUBACCOUNTING SERVICES

B1. SUBACCOUNTING SERVICES. Company shall perform the following additional
    Subaccounting Services ("Subaccounting Services"):

    (a) Maintain separate records for each Plan shareholder of the Funds who holds shares of a Fund in an account with Company, which records shall reflect shares purchased and redeemed and share balances. Company shall maintain a single master account with the transfer agent of the Fund on behalf of each Plan customer and such account shall be in the name of Company or its nominee as the record owner of the shares owned by such Plan.

    (b) Disburse or credit to the Plans entitled to the same all proceeds of redemptions of shares of the Fund and all dividends and other distributions not reinvested in shares of the Fund.

    (c) Prepare and transmit to each Plan customer periodic account statements showing the total number of shares owned by the customer as of the statement closing date, purchases and redemptions of Fund shares by the customer during the period covered by the statement and the dividends and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Fund shares). Company shall transmit such statements to the Plans in such form and at such times as shall meet any applicable legal requirements.

    (d) Provide to the Funds, or to PFTC, acting in its capacity as transfer agent for any of the Funds, or any of the agents designated by any of them, such periodic reports as shall reasonably be concluded by the Funds to be necessary to enable any of the Funds and its distributor to comply with State Blue Sky requirements.

B2. RECORDS. Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Subaccounting Services, and will otherwise comply with all laws, rules, and regulations applicable to the Subaccounting Services. Upon the request of a Fund, Company shall provide copies of all the historical records relating to transactions involving that Fund and the Plans, in each case as may be reasonably be requested to enable the Fund or its representatives, including without limitation its auditors, investment adviser, or counsel or PFTC or any successor transfer agent or distributor, to monitor and review the Subaccounting Services, or to comply with any request of the Trustees (collectively, the "Trustees") of the Funds or of a governmental body, self-regulatory organization or shareholder. Each party agrees that it will permit representatives of the other party (including, in PFTC's case, representatives of the

    Funds) to have access to personnel, facilities, and records of the other party in order to facilitate the monitoring of the quality of the Subaccounting Services. All costs and expenses incurred by Company in providing access to the Funds and their representatives shall be paid by the Funds. Notwithstanding this provision, it is understood and agreed that the names and addresses of Company customers are the exclusive property of Company and that such customer information will not be revealed or provided to the Funds and their representatives pursuant to this Agreement; PROVIDED, HOWEVER, that such customer information will be provided by Company directly to any court or governmental agency, or as they may direct, if required by applicable law or governmental or court order. Notwithstanding the foregoing or anything else contained herein, this Agreement shall not require Company or PFTC to preserve any records relating to this Agreement beyond the time periods otherwise required by the laws to which Company or PFTC is subject.

B3. CONFIDENTIALITY. PFTC agrees that it and its representatives given access to the personnel and/or facilities and/or records of Company in accordance with Section B2 above shall treat all records and information obtained in connection with access to Company personnel and/or facilities or otherwise under this Agreement as confidential and shall not disclose information contained therein except as permitted under Section B2, or as otherwise required by applicable law, rule or regulation or as may be necessary or appropriate in a proceeding to enforce their rights under this Agreement. All such records and information maintained by Company and its affiliates in connection with this Agreement are the exclusive property of Company and shall remain so notwithstanding any release thereof in accordance with the terms of this Agreement. No person having access to such records or information may use such records or information to solicit, directly or indirectly, any customer of Company for any purpose. The provisions of Section B2 and B3 shall survive the termination of this Agreement.

                                AMENDMENT NO. 10
                                     to the
                          FUND PARTICIPATION AGREEMENT
                                  by and among
                        HARTFORD LIFE INSURANCE COMPANY,
                       PUTNAM FIDUCIARY TRUST COMPANY and
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

THIS TENTH AMENDMENT is entered into by and among Hartford Life Insurance Company ("Company"), Hartford Securities Distribution Company, Inc. ("HSD"), Putnam Investor Services, Inc. ("PSERV"), and Putnam Retail Management Limited Partnership ("PRM") and amends that certain Fund Participation Agreement effective as of June 30, 1997 by and between Company, PRM and Putnam Fiduciary Trust Company ("PFTC") as amended as of October 1, 2006, December 17, 2004, April 1, 2002, May 1, 2002, September 1, 2001, June 18, 2001, September 18,
2000, August 19, 1999, and June 30, 1998 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     WHEREAS, effective January 1, 2009, Putnam Fiduciary Trust Company, assigned its rights, duties and obligations under the Agreement to its affiliate, PSERV;

     WHEREAS, HSD is a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and affiliate of Hartford Life Insurance Company;

     WHEREAS, the parties now desire to amend the Agreement to reflect both PSERV and HSD as parties to the Agreement;

     WHEREAS, in accordance with Section 19 of the Agreement, Company, HSD, PRM and PSERV desire to enter into this Tenth Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties agree as follows:

  1. Any references to "Putnam Fiduciary Trust Company shall be replaced with "Putnam Investor Services, Inc."

  2. Section 11 is deleted and the following inserted in lieu thereof:

          11. NOTICES. Notices hereunder shall be in writing, shall be delivered personally, sent by certified mail (return receipt requested) or sent by facsimile machine in accordance with procedures established by agreement of the parties hereto, and shall be addressed to a party either at the address below or at a changed address specified by it in a notice to the other party hereto:

                                                      AMENDMENT NUMBER 10 TO THE
                                                    FUND PARTICIPATION AGREEMENT
                                                 HARTFORD LIFE INSURANCE COMPANY

     PSERV AND PRM:
     Putnam Investments
     One Post Office Square
     Boston, Massachusetts 02109
     Attention:   Legal Department
                  IO Compliance

     COMPANY AND HSD:
     200 Hopmeadow Street
     Simsbury, Connecticut 06089
     Attention:   General Counsel

  3. The first sentence of Schedule B "Service Payments" (as currently in effect pursuant to the Ninth Amendment) is hereby amended to add the phrase "or its affiliate Hartford Securities Distribution Company, Inc." immediately following the second reference to "Company." This sentence, as amended, should read as follows:

          "In consideration of services provided by Company under this Agreement with respect to the Hartford Life Insurance products offered to employer-sponsored retirement plans established and maintained under Sections 401, 403 and 457 of the Internal Revenue Code of 1986, as amended, PRM shall pay Company or its affiliate Hartford Securities Distribution Company, Inc. a fee with respect to each Fund, paid quarterly in arrears within 30 days after the end of the quarter, equal to the product of (i) the percentage specified below and (ii) the average net asset value of the investments held in such Fund pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held each day) and dividing by the total number of days each year."

  5. This Agreement and any amendments hereto may be executed simultaneously in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Tenth Amendment to the Agreement.

HARTFORD LIFE INSURANCE COMPANY           HARTFORD SECURITIES DISTRIBUTION
                                          COMPANY, INC.

Richard E. Cady - AVP                     Richard E. Cady - AVP
---------------------------------------   --------------------------------------
Print name and title                      Print name and title

/s/ Richard E. Cady                       /s/ Richard E. Cady
---------------------------------------   --------------------------------------
Signature                                 Signature

1-22-2010                                 1-22-2010
---------------------------------------   --------------------------------------
Date                                      Date


PUTNAM RETAIL MANAGEMENT LIMITED          PUTNAM INVESTOR SERVICES, INC.
PARTNERSHIP

Peter T Whitman                           William Jacobs
---------------------------------------   --------------------------------------
Print name and title                      Print name and title

/s/ Peter T Whitman                       /s/ William Jacobs
---------------------------------------   --------------------------------------
Signature                                 Signature

2/5/2010                                  1-28-09
---------------------------------------   --------------------------------------
Date                                      Date